Exhibit 32.2

CERTIFICATIONS

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Royal Bank of Canada, a Canadian chartered Bank (the “Bank”), hereby certifies, to such officer’s knowledge, that:

The annual report on Form 40-F for the year ended October 31, 2017 (the “Report”) of the Bank fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

Dated: November 29, 2017	/s/ Rod Bolger
	Name:	Rod Bolger
	Title:	Chief Financial Officer